UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2017

CONTANGO OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 236-7400

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Contango Oil & Gas Company (the “Company”) has updated its investor presentation, which includes updated information about the Company’s operations. A copy of the investor presentation is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and has been posted to our website and can be found under the Investor Relations tab at www.contango.com.

The investor presentation may contain statements concerning the Company’s or its management’s expectations or predictions that are forward-looking statements. The Company’s actual results could materially differ from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the Company’s Annual Report on Form 10-K and other reports that the Company has filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information, and the information posted to our website, is being furnished under Item 7.01 of Form 8-K and shall not deemed to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1Corporate Presentation dated April 3, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: April 3, 2017	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and Chief Financial Officer